SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 15, 1997



                               CHINA PACIFIC, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               NEVADA                                    87-0429945
----------------------------------            ----------------------------------
(State  or other  jurisdiction  of
 incorporation)                               (IRS Employer Identification No.)


                 RM. 2008, SUN HUNG KAI CENTRE, 30 HARBOUR ROAD
                               WANCHAI, HONG KONG
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



     Registrant's telephone number, including area code:  (852) 2802 3068



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

(a) On January 15, 1997, China Pacific, Inc. (the "Company") sold $15,000,000 of 9% convertible notes due January 15, 1999 (the "Notes").

(b) Bookook Securities Co., Ltd. of Seoul, Korea acted as placement agent in connection with the sale of the Notes. The Notes were sold to eight offshore institutional investors.

(c) The aggregate sales price of such securities was $15,000,000. A seven percent (7%) commission was paid with respect to such sale. Additionally, the placement agent was granted a five year warrant exercisable to acquire up to 300,000 shares of common stock at $4.00 per share.

(d) The securities were offered pursuant to Regulation S. The offer was directed exclusively to non-U.S. persons based on representations from the investors that such investors would comply with the provisions of Regulation S.

(e) The Notes are convertible into common stock of the Company at a conversion price equal to eighty percent (80%) of the average closing bid price of the Company's common stock over the five (5) trading- day period ending on the day prior to the date of written notice from a holder of such conversion. The conversion price shall in no event be less than $4.00 per share nor greater than $8.00 per share. No conversions shall be permitted prior to May 15, 1997. The Notes shall be convertible at the rate of 25% of the original amount of such Notes after May 15, 1997, 50% of the original amount of the Notes after September 12, 1997, 75% of the original amount of the Notes after January 10, 1998 and 100% of the original amount of the Notes after May 10, 1998.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (C)  EXHIBITS

          Exhibit No.        Description

           4.1  Form of Warrant dated January 15, 1997
          10.1  Form of 9% Convertible Note
          99.1  Press release re: offering




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
                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CHINA PACIFIC, INC.


Date:  January 15, 1997                    By:  /s/ Clement Mak
                                              ----------------------
                                              Clement Mak, President



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